UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant [ ]

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American Funds Insurance Series

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder vote on important proposal to elect board members of American Funds

Notification of Shareholder Vote Solicitation

To our Dealer Friends:

We are writing to notify you that all shareholders of American Funds, including American Funds Insurance Series, are being asked to vote on an important proposal to elect board members for each fund in which they invest. Shareholders and/or their representatives (e.g., plan sponsors, contacts or trustees) have been sent proxy material in order to participate in this vote. This measure is designed primarily to streamline fund administration and to provide the funds with more operational flexibility and efficiency to manage costs over the long term.

Why are shareholders being asked to vote for board members now?

It has been a number of years since the funds held shareholder meetings to elect board members, and subsequent changes in the composition of each fund’s board now necessitate the election of nominees. Under the Investment Company Act of 1940, a fund’s board may fill vacancies by appointment so long as, after the board fills the vacancy, at least two-thirds of the board members were elected by shareholders. By electing board members now, the funds’ boards will be able to add new members for a longer period without the expense of conducting additional shareholder meetings.

How do shareholders vote?

Shareholders and/or their representatives received either a complete kit containing the full proxy statement and ballot or a notice outlining the proposal and informing shareholders how to access more detailed proxy and voting material. Shareholders with multiple accounts may receive multiple mailings. In this case, shareholders should vote all ballots they receive.

The board of each fund believes that election of the proposed board member slate is in the best interests of shareholders and unanimously recommends that shareholders vote ‘FOR’ each of the nominees.

We want to hear from shareholders

Shareholder participation in this proxy vote is key. We encourage shareholders and/or their representatives to read the materials they have received, as they contain important information regarding the proposal. We appreciate your support in encouraging shareholders to vote promptly on this important measure.

If you have questions or need additional details, please directly contact your National Accounts team member or send an email to afdealer@capgroup.com.

Thank you for your continued support of American Funds.

For broker-dealer home office use only. Not for use with the public.

All American Funds trademarks referenced are registered trademarks owned by American Funds Distributors, Inc. or an affiliated company.

© 2018 American Funds Distributors, Inc. All rights reserved.

Shareholder vote on important proposal to elect board members of American Funds and Capital Group funds

Notification of Shareholder Vote Solicitation

To our Dealer Friends:

We are writing to notify you that all shareholders of American Funds, including American Funds Insurance Series, and Capital Group funds (namely, Capital Group Emerging Markets Total Opportunities Fund (CGETOP) and Emerging Markets Growth Fund) are being asked to vote on an important proposal to elect board members for each fund in which they invest. Shareholders and/or their representatives (e.g., plan sponsors, contacts or trustees) have been sent proxy material in order to participate in this vote. This measure is designed primarily to streamline fund administration and to provide the funds with more operational flexibility and efficiency to manage costs over the long term.

Why are shareholders being asked to vote for board members now?

Under the Investment Company Act of 1940, a fund’s board is required to hold a shareholder meeting for the purpose of electing board members if less than a majority of the board’s members were elected by shareholders. Additionally, under the 1940 Act, a fund’s board may fill vacancies by appointment only so long as, after the board fills the vacancy, at least two-thirds of the board members were elected by shareholders. In light of planned retirements and resignations, by year-end, less than a majority of CGETOP’s board will have been elected by shareholders. Accordingly, CGETOP is required to hold a shareholder meeting to elect trustees at this time. Additionally, by electing board members now, each of the other funds’ boards will be able to add new members for a longer period without the expense of conducting additional shareholder meetings.

How do shareholders vote?

Shareholders and/or their representatives received either a complete kit containing the full proxy statement and ballot or a notice outlining the proposal and informing shareholders how to access more detailed proxy and voting material. Shareholders with multiple accounts may receive multiple mailings. In this case, shareholders should vote all ballots they receive.

The board of each fund believes that election of the proposed board member slate is in the best interests of shareholders and unanimously recommends that shareholders vote ‘FOR’ each of the nominees.

We want to hear from shareholders

Shareholder participation in this proxy vote is key. We encourage shareholders and/or their representatives to read the materials they have received, as they contain important information regarding the proposal. We appreciate your support in encouraging shareholders to vote promptly on this important measure.

If you have questions or need additional details, please directly contact your National Accounts team member.

Thank you for your continued support of American Funds and Capital Group.

For broker-dealer home office use only. Not for use with the public.

All American Funds trademarks referenced are registered trademarks owned by American Funds Distributors, Inc. or an affiliated company.

© 2018 American Funds Distributors, Inc. All rights reserved.